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                                                                    EXHIBIT 15.1


                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:   Pride International, Inc.
           Registration Statement on Form S-3

     We are aware that our report dated May 13, 2002 on our review of interim financial information of Pride International, Inc. (the "Company") as of March 31, 2002 and the three-month periods ended March 31, 2002 and 2001 and included in the Company's quarterly report on Form 10-Q is incorporated by reference in the Company's Registration Statement on Form S-3.


Very truly yours,


PricewaterhouseCoopers LLP


Houston, Texas
May 31, 2002